CUSTOMERS BANK
Death Benefit Plan

CUSTOMERS BANK
DEATH BENEFIT PLAN

Pursuant to due authorization by its Board of Directors, the undersigned, CUSTOMERS BANK, did constitute, establish and adopt the following Death Benefit Plan (the “Plan”), effective October 23, 2019.

The purpose of the Plan is to attract, retain, and reward highly qualified employees of the Bank, by providing death benefits to the designated beneficiary of each participating employee. The Bank will pay the death benefits from its general assets.

This Plan provides a taxable death benefit to a Participant’s designated Beneficiary.

ARTICLE 1
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings specified:

1.1. “Bank” means CUSTOMERS BANK, a commercial bank with headquarters in Phoenixville, PA.

1.2. “Beneficiary” means, with respect to a Participant, the person or persons designated by the Participant as entitled to benefits under the Plan, if any, upon the death of a Participant.

1.3. “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4. “Board” means the Board of Directors of the Bank as from time to time constituted.

1.5. “Election to Participate” means the form required by the Plan Administrator of an eligible employee to indicate acceptance of participation in the Plan.

1.6. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.7. “Participant” means an employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election to Participate and a Beneficiary Designation Form, (iv) whose signed Election to Participant and Beneficiary Designation Form are accepted in writing by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Participation has not terminated.

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1.8. “Participant’s Interest” means the interest set forth in Section 2.4.

1.9. “Plan” means the Customers Bank Death Benefit Plan as set forth herein and as amended from time to time.

1.10. “Plan Administrator” means the plan administrator described in Article 6.

1.11. “Termination of Employment” means that the Participant ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of (1) the Participant’s leave of absence approved by the Bank, (2) the Participant’s suffering a disability that entitles the Participant to long-term disability benefits under the Bank’s long-term disability plan or (3) the Participant’s death.

ARTICLE 2
PARTICIPATION AND BENEFITS

2.1. Selection by Plan Administrator. Participation in the Plan shall be limited to those employees of the Bank selected by the Plan Administrator, in its sole discretion, to participate in the Plan.

2.2. Enrollment Requirements. As a condition to participation, each selected employee shall complete, execute and return to the Plan Administrator (i) an Election to Participate, and (ii) a Beneficiary Designation Form. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary for purposes of Plan administration, including, but not limited to, cooperating with the Plan Administrator if it decides to purchase insurance on the Participant’s life for purposes of the Plan.

2.3. Eligibility; Commencement of Participation. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Plan Administrator, that employee will be covered by the Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of the Plan.

2.4. Participant’s Interest. Upon the Participant’s death before a Termination of Employment, the Bank shall pay the Participant’s designated Beneficiary the amount stated on the Election to Participate form. The benefit shall be paid to the Beneficiary in a lump sum within sixty (60) days following the Participant’s death.

2.5. Termination of Participation. A Participant’s rights under the Plan shall cease and his or her participation in the Plan shall terminate upon Termination of Employment for any reason or, with respect to a Participant whose Beneficiary is entitled to benefits under the Plan, upon payment of such benefit.

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ARTICLE 3
BENEFICIARIES

3.1. Beneficiary Designation. A Participant shall have the right, at any time, to designate a Beneficiary to receive any benefits payable under the Plan to a Beneficiary upon the death of the Participant. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of the Bank in which the Participant participates.

3.2. Beneficiary Designation: Change. The Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Participant’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant designates a spouse as Beneficiary and the marriage is subsequently dissolved. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant’s death.

3.3. Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

3.4. No Beneficiary Designation. If a Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease such Participant, then such Participant’s surviving spouse shall be the Participant’s designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be paid to the Participant’s estate.

3.5. Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

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ARTICLE 4
CLAIMS AND REVIEW PROCEDURE

4.1. Claims Procedure. A Participant or Beneficiary who has not received benefits under the Plan that he or she believes should be paid (“Claimant”) may make a claim for such benefits as follows:

4.1.1 Initiation – Written Claim. The Claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

4.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such Claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator may extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

4.1.3 Notice of Decision. If the Plan Administrator denies all or part of the claim, the Plan Administrator shall notify the Claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Plan on which the denial is based;

(c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed;

(d) An explanation of the Plan’s review procedures and the time limits applicable to such procedures; and

(e) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

4.2. Review Procedure. If the Plan Administrator denies part or the entire claim, the Claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

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4.2.1 Initiation – Written Request. To initiate the review, the Claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

4.2.2 Additional Submissions – Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

4.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

4.2.4 Timing of Plan Administrator’s Response. The Plan Administrator shall respond in writing to the Claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator may extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

4.2.5 Notice of Decision. The Plan Administrator shall notify the Claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Plan on which the denial is based;

(c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

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ARTICLE 5
AMENDMENTS AND TERMINATION

5.1. Amendment or Termination of Plan. The Bank may amend or terminate the Plan for all Participants or for any Participant at any time prior to a Participant’s death provided, however, that no such action shall deprive a Participant or Beneficiary of the Participant’s Interest as of the date of such action. Amendment or termination shall be by action of the Board and written notice to the Participant(s).
5.2. Waiver of Participation. A Participant may, in the Participant’s sole and absolute discretion, waive his or her rights under the Plan at any time. Any waiver permitted under this Section 5.2 shall be in writing and delivered to the Plan Administrator.

ARTICLE 6
ADMINISTRATION

6.1. Plan Administrator Duties. The Plan shall be administered by the Plan Administrator, which shall consist of the Board, or such individual or individuals acting as a committee as the Board may appoint. Members of the Plan Administrator may be Participants under the Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and (ii) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan.

6.2. Agents. In the administration of the Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

6.3. Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

6.4. Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5. Information. The Bank shall supply full and timely information to the Plan Administrator on all matters relating to the administration of the Plan, and such other pertinent information as the Plan Administrator may reasonably require.

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ARTICLE 7
MISCELLANEOUS

7.1. Unsecured General Creditor. Participants and their Beneficiaries, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Bank. Any and all of the Bank’s assets shall be, and remain, the general, unpledged unrestricted assets of the Bank. The Bank’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

7.2. Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Bank and the Participant. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Bank or to interfere with the right of the Bank to discipline or discharge the Participant at any time.

7.3. Participation in Other Plans. Nothing herein contained shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Participant to participate in and be covered by any pension, profit sharing, group insurance, bonus or similar employee plans which the Bank may now or hereafter maintain.

7.4. Alienability. A Participant’s Interest may not be transferred, assigned, anticipated, hypothecated, mortgaged, commuted, modified, or otherwise encumbered in advance of the payment of benefits payable hereunder, nor shall any of such benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or the Beneficiary to be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Participant or any Beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder, the Bank’s liabilities shall forthwith cease and terminate.

7.5. Successors. The provisions of the Plan shall bind and inure to the benefit of the Bank and its successors and assigns and the Participant and the Beneficiary.

7.6. Interpretation. Wherever the fulfillment of the intent and purpose of the Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

7.7. Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by the Plan, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of the Plan and is in the best interests of the Bank.

7.8. Applicable Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of law principles.

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7.9. Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

7.10. Furnishing Information. A Participant and his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

7.11. Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

7.12. Notice. Any notice or filing required or permitted to be given to the Plan Administrator under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

1015 Penn Avenue #103
Wyomissing, PA 19610

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

IN WITNESS WHEREOF, the Bank has caused the Plan to be duly executed by an appropriate officer and its corporate seal affixed at Phoenixville, PA, on October 23, 2019.

CUSTOMERS BANK
By:	/s/Carla A. Leibold
EVP, CFO and Treasurer
ATTEST

By: /s/ Michael DeTommaso
Secretary

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